                                                                    EXHIBIT 23.2


                              [KPMG LETTERHEAD]





             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS





The Board of Directors
Capital Markets Assurance Corporation:


We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the Form S-11 for Household Revolving Home Equity Loan Trust 1996-1.

Our report dated January 25, 1996, refers to the Company's adoption at December 31, 1993 of Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities."





New York, New York
May 13, 1996



                                           /s/ KPMG Peat Marwick LLP